UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2023

IGEN NETWORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

28375 Rostrata Ave, Lake Elsinore	CA 92532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 855-912-5378

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 Other Events.

The Company has delayed effecting its 10:1 reverse split pursuant to its Schedule 14C filed with the SEC June 26, 2023.  Prior to effecting its reverse split, the Company will complete the re-structuring and extinguishing of all convertible debt from its balance sheet.

Neil G. Chan, CEO of IGEN as previously stated, “The re-structuring of debt and capital will enable us to re-finance in a meaningful way on a non-dilutive basis. The recent announcement for the 10:1 reverse split of issued and outstanding shares will be an important part of our ability to execute our previously announced strategic initiatives, namely the development of AI technologies and acquisition of shares of our technology partner Prolog.”

In its news announcement on June 20, 2023, the Company announced the development of the industry’s first Artificial Intelligence (AI) based commercial fleet solutions along with plans to develop and manufacture low-cost AI video devices.  On February 16, 2023, the Company and Prolog announced the completion of an LOI for merger.

The Company expects to delay its application for the 10:1 reverse split for approximately three to four months.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits	Description

99.1	Press Release: IGEN and Prolog announce Industry’s First AI Program for the Next Generation of Commercial Fleet Solutions

99.2	Press Release: IGEN Networks Corp and Prolog Execute LOI for Merger

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Chief Executive Officer

Date: September 5, 2023

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